UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 22, 2006

NEW YORK HEALTH CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-12451	11-2636089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 McDonald Avenue, Brooklyn, New York		11223
(Address of Principal Executive Offices)		(Zip Code)

(212) 679-7778
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8- Other Events

Item 8.01 Other Events

On September 22, 2006, the Company was advised that, on September 18, 2006, a motion to dismiss the shareholders derivative complaint, previously disclosed in the Company’s Form-8K filed on March 30, 2006, was granted. On March 29, 2006, the Company was served with a shareholder derivative complaint captioned Jay Glatzer v. Yitz Grossman, Emerald Asset Management, Murray Englard, Michael Nafash, Stuart Ehrlich, and Dennis O’Donnell and New York Health Care, Inc., (Supreme Court of State of New York County of Nassau, (Index No. 5125/06). The lawsuit alleged that the directors breached their fiduciary duty by approving the Emerald Settlement Agreement disclosed in the Company’s Form 8-K filed with on March 10, 2006. The lawsuit claimed that such breach was a product of the director’s respective relationships with Mr. Grossman. In addition to dismissing the lawsuit on procedural grounds, the court stated that the claim against the Company’s directors for breach of fiduciary duty in approving the Emerald Settlement Agreement failed to allege facts establishing any such breach, and therefore was insufficient as matter of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK HEALTH CARE, INC.
(Registrant)

Date: September 25, 2006	By:	/s/ David C. Katz
David C. Katz, Corporate Secretary